Exhibit 99.1

New appointee brings 20 years of operational and financial expertise at investment firms

WINDSOR, CT, November 23, 2015 - SS&C Technologies Holdings, Inc. (“SS&C”) (Nasdaq:SSNC), a leading global provider of financial services software and software-enabled services, today announced the appointment of Smita Conjeevaram to its Board of Directors.

Conjeevaram is an industry veteran and entrepreneur with decades of experience leading the financial operations for global financial services companies. A CPA with ten years of experience in the Big 4, she is a well qualified financial expert with significant regulatory and international tax expertise. In her most recent operational role, she served as chief financial officer of the credit hedge funds of Fortress Investment Group, a $74 billion global investment firm. Prior to that, she served as the CFO of Everquest Financial, Strategic Value Partners, ESL Investments and Sentinel Advisors.

“Smita’s deep operational and financial expertise will be a powerful addition to our Board. As a result of her tax experience at two of the Big 4 accounting firms and as a CFO for nearly 15 years at some of the most well-recognized investment management firms, Smita has a well cultivated global perspective,” said Bill Stone, Chairman and Chief Executive Officer, SS&C Technologies. “SS&C has experienced phenomenal transformation – growing from nearly 1,500 employees at the beginning of 2012 to over 5,700 employees today, expanding internationally with major presences in in Australia, Canada, India and the United Kingdom, and making key acquisitions including GlobeOp, Advent Software and Citi Fund Services. Smita’s knowledge and expertise will be invaluable as we continue our global expansion.”

“I’m honored to join the Board of Directors of one of the largest independent financial technology and services companies,” said Smita Conjeevaram. “Having served as a senior financial officer for several investment management firms, I understand the needs of and challenges facing SS&C’s customers. SS&C’s solutions, specifically in the areas of accounting, compliance, risk and tax, address some of the greatest challenges facing top managers today. I am excited to be part of SS&C’s journey and to contribute to its future growth.”

Conjeevaram obtained her undergraduate degree in economics from Ethiraj College in India, followed by a second degree in accounting and business administration from Butler University. She also is a certified public accountant.

Ms. Conjeevaram will replace Allan M. Holt who retired as a SS&C Director on November 19, 2015. Mr. Holt served on the SS&C’s Board for nearly a decade and during that time helped to guide the company through a period of radical growth and expansion. The Board thanked Mr. Holt for his years of service and acknowledged his many meaningful contributions to SS&C. Mr. Holt commented: “I have enjoyed my 10 years on SS&C’s Board of Directors. Carlyle invested in SS&C in 2005, taking SS&C private in partnership with Bill Stone, SS&C’s founder and CEO. We later took SS&C public again in 2010 and have subsequently exited our ownership position in the Company, realizing a very attractive return for our investors. I wish SS&C well going forward and I am confident in their future.”

About SS&C Technologies

SS&C is a global provider of investment and financial software-enabled services and software for the global financial services industry. Founded in 1986, SS&C is headquartered in Windsor, Connecticut and has offices around the world. Some 10,000 financial services organizations, from the world’s largest institutions to local firms, manage and account for their investments using SS&C’s products and services. These clients manage an aggregate of over $44 trillion in assets.

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For more information

Patrick Pedonti

Chief Financial Officer

Tel: +1-860-298-4738

E-mail: InvestorRelations@sscinc.com

Justine Stone

Investor Relations

Tel: +1- 212-367-4705

E-mail: InvestorRelations@sscinc.com

Media Contacts

Sarah Mason

Metia (UK)

Tel. +44 (0)20 3100 3613

Email: ss&c@metia.com

Megan Griffin

BackBay Communications (US)

Tel: +1-617-556-9982 ext.221

Email: ss&c@metia.com

SS&C Technologies 80 Lamberton Road Windsor, CT 06095 USA

Tel +1-800-234-0556 +1-860-298-4500 Fax +1-860-298-4987 E-mail solution@sscinc.com